Seed Audit Results

Prepared for:

Founder Funds Trust

cohenco.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Founders 100 ETF and Board of Trustees of Founder Funds Trust

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Founder Funds Trust comprising Founders 100 ETF (the “Fund”) as of September 12, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of September 12, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our procedures included confirmation of cash owned as of September 12, 2025, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Fund’s auditor since 2025.

COHEN & COMPANY, LTD.

Cleveland, Ohio September 26, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated September 26, 2025, relating to the financial statement of Founders 100 ETF, a series of Founder Funds Trust, as of September 12, 2025, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Other Information” in the Statement of Additional Information.

Cohen & Company, Ltd. Cleveland, Ohio September 26, 2025

September 26, 2025

To the Audit Committee of Founders 100 ETF

In connection with our audit of the financial statements of Founders 100 ETF (the “Fund”) as of September 12, 2025, we have issued our report thereon dated September 26, 2025. Professional standards require that we provide you with the following information related to our audit.

Significant and Critical Accounting Policies and Practices

Management is responsible for the selection and use of appropriate accounting policies. In accordance with the terms of our engagement letter, we will advise management about the appropriateness of accounting policies and their application. The Fund’s significant accounting policies are disclosed in the notes to the financial statements as required by generally accepted accounting principles in the United States of America (GAAP). The significant accounting policies adopted by the Fund in this initial period are described in Note 2 to the financial statements. We noted no transactions entered into by the Fund during the period for which accounting policies are controversial or for which there is a lack of authoritative guidance or consensus or diversity in practice.

Critical accounting policies and practices are those that are both (1) most important to the portrayal of the Fund’s financial condition and results and (2) require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The critical accounting policies used by the Fund in its financial statements for the period ended September 12, 2025, are described in Note 2 to the financial statements and relate to the policies the Fund uses to account for the following:

•	Regulated Investment Company (RIC) Qualification and Regulatory Compliance—The Fund qualifies as a RIC under Subchapter M requirements of the Internal Revenue Code. The proper monitoring and presentation of RIC qualification requirements and assumptions are material to the tax related disclosures and accounts, and could result in the requirement to record federal income tax expenses and liabilities if not met in subsequent years.
•	Shareholder Transactions and Share Valuation—The initial sale and issuance of shares was recorded at a net asset value of $25 per share. The recording of capital related activity is considered critical due to the significance of transactions, which are determined based on the daily net asset value and materiality to the financial statements as a whole, including the proper presentation and disclosure of capital activity.

Critical Accounting Estimates

Accounting estimates are an integral part of the financial statements prepared by management and are based on management’s knowledge and experience about past and current events and assumptions about future events. Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. There were no critical accounting estimates used by the Fund.

Related Party Relationships and Transactions

As part of our audit, we evaluated the Fund’s identification of, accounting for, and disclosure of the Fund’s relationships and transactions with related parties as required by professional standards. We noted no related parties or related party relationships or transactions that were previously undisclosed to us; significant related- party transactions that have not been approved in accordance with the Fund’s policies or procedures or for which exceptions to the Fund’s policies or procedures were granted; or significant related party transactions that appeared to lack a business purpose.

Significant Unusual Transactions

For purposes of this letter, professional standards define significant unusual transactions as transactions that are outside the normal course of business for the Fund or that otherwise appear to be unusual due to their timing, size or nature. We noted no significant unusual transactions during our audit.

Planned Audit Strategy and Significant Risks

There were no significant changes to our planned audit strategy or our assessment of significant risks originally identified during our risk assessment procedures.

Quality of the Fund’s Financial Reporting

Management is responsible not only for the appropriateness of the accounting policies and practices, but also for the quality of such policies and practices. Our responsibility under professional standards is to evaluate the qualitative aspects of the Fund’s accounting practices, including potential bias in management’s judgments about the amounts and disclosures in the financial statements, and to communicate the results of our evaluation and our conclusions to you. The results of our evaluation of the qualitative aspects of the Fund’s financial reporting, as well as certain other communications based on the results of our audit procedures are summarized below:

a)	Our assessment of the quality of significant accounting policies and practices is based on the results and conclusions of the audit procedures performed that were in accordance with our audit plan. We have evaluated the quality, not just the acceptability, of significant accounting policies and practices in considering whether the financial statements as a whole are free of material misstatement and determined that the accounting policies and practices are appropriate and reasonable in the circumstances. There were no situations in which management’s judgments about amounts and disclosures in the financial statements or differences in estimates supported by audit evidence and estimates included in the financial statements indicated a potential management bias.

b)	We assessed management’s disclosures related to critical accounting policies and practices described above. We concluded that the Fund’s critical accounting policies or practices are properly disclosed in the financial statements, and are in conformity with GAAP and consistent with industry practice. We did not propose any significant modifications of accounting policies and practices.
c)	We concluded that the presentation of the financial statements and related disclosures, including the form, arrangement, and content of the financial statements (including accompanying notes) are in conformity with GAAP, the Investment Company Act of 1940 (as amended) and Articles 6 and 12 of the Securities and Exchange Commission’s (SEC) Regulation S-X. The level of detail presented within, the classification of items, and the basis of amounts were considered reasonable and appropriate in the circumstances.
d)	We have no concerns regarding management’s anticipated application of new accounting pronouncements that have been issued, but are not yet effective.
e)	We will discuss with you all alternative accounting treatments permissible under GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of such alternative disclosures and treatments and the treatment preferred by us. There were no alternative treatments discussed with management.

Uncorrected and Corrected Misstatements

Professional standards require us to accumulate misstatements identified during the audit, other than those that are clearly trivial, and to communicate accumulated misstatements to management. There were no significant corrected or uncorrected misstatements detected through our auditing procedures for the period ended September 12, 2025.

Auditor’s Report

In connection with the audit of the financial statements, we have provided you a draft of our auditor’s report, and we have discussed all relevant topics with you.

Disagreements with Management

For purposes of this letter, professional standards define a disagreement with management as a matter, whether or not resolved to our satisfaction, concerning a disagreement on a financial accounting, reporting, or auditing matter that could be significant to the financial statements or the auditor's report. We are pleased to report that no disagreements with management arose during the course of our audit.

Difficulties Encountered in Performing the Audit

We encountered no significant difficulties in dealing with management in performing and completing our audit. Other Material Written Communications

We have requested certain representations from management that are included in the management representation letter dated September 26, 2025. A final copy of the executed management representation letter will be provided to you and included as part of our final communications with the Audit Committee.

Other Information in Documents Containing Audited Financial Statements

The Fund’s audited financial statements are included in its SEC filing. Our responsibility for the other information contained in the SEC filing does not extend beyond the financial information identified in our audit report. We do not have an obligation to perform any procedures to corroborate the other information contained in the SEC filing. However, we read the other information and considered whether such information (including the manner of its presentation) contained a material misstatement of fact or was materially inconsistent with information appearing in the financial statements. Nothing came to our attention that caused us to believe that such information (including the manner of its presentation) contained a material misstatement of fact or was materially inconsistent with the information appearing in the financial statements.

This information is intended solely for the use of the Audit Committee, Board of Trustees, and management of the Fund and is not intended to be, and should not be, used by anyone other than these specified parties.

COHEN & COMPANY, LTD.

Founders 100 ETF

September 26, 2025 Cohen & Company, Ltd.

1350 Euclid Avenue, Suite 800

Cleveland, Ohio 44115

We are providing this letter in connection with your audit of the statement of assets and liabilities of Founders 100 ETF (the “Fund”) as of September 12, 2025, and the related notes (collectively referred to as the “financial statements”), for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position of the Fund in conformity with accounting principles generally accepted in the United States of America (GAAP). We confirm that we are responsible for the fair presentation in the financial statements of financial position in conformity with GAAP. We are also responsible for adopting sound accounting policies, establishing and maintaining internal control over financial reporting, and preventing and detecting fraud.

Certain representations in this letter are described as being limited to matters that are material. Items are considered to be material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief as of the date of this letter, the following representations made to you during your audit:

1.	The financial statements referred to above are fairly presented in conformity with GAAP, and include all disclosures necessary for such fair presentation and disclosures required to be included therein by the laws and regulations to which the Fund is subject.

2.	We have made available to you all:
a)	Financial records and related data, including the names of all related parties and all relationships and transactions, including any side agreements, with related parties.

b)	Minutes of the meetings of shareholders, trustees, and committees of trustees, or summaries of actions of recent meetings for which minutes have not yet been prepared.
c)	Information relating to all statutes, laws, or regulations that have a direct effect on our financial statements.
d)	Information relating to contracts with and results of work by specialists, including those engaged to review investments (including investment valuations), systems, processes, operations, or compliance programs having a material effect on the financial statements or internal control over financial reporting of the Fund.

3.	There have been no communications from regulatory agencies, such as the Securities and Exchange Commission (SEC) or the Internal Revenue Service (IRS), concerning noncompliance with or deficiencies in financial reporting practices that have not been disclosed to you.

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4.	There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.
5.	There are no uncorrected financial statement misstatements, both individually and in the aggregate, considered material to the financial statements taken as a whole.
6.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

7.	We have no knowledge of any fraud or suspected fraud affecting the financial statement amounts or disclosures involving—
a)	Management,

b)	Employees who have significant roles in internal control over financial reporting, or

c)	Others where the fraud could have a material effect on the financial statements.

8.	We have no knowledge of any allegations of fraud or suspected fraud affecting the Fund received in communications from employees, former employees, analysts, regulators, short sellers, or others.

9.	There are no significant deficiencies, including material weaknesses, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Fund’s ability to record, process, summarize and report financial information.

10.	The Fund has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

11.	The following have been properly accounted for and adequately disclosed in the financial statements:

a)	Related-party relationships or transactions and other transactions with affiliates, including fees, commissions, purchases, sales, transfers, loans, leasing arrangements, and guarantees, and amounts receivable from or payable to related parties.

b)	Guarantees, whether written or oral, under which the Fund is contingently liable.
c)	Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 275, Risks and Uncertainties.
12.	There are no—

a)	Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.
b)	Unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with FASB ASC 450, Contingencies.

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c)	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450,

Contingencies.

d)	Side agreements or other arrangements (either written or oral) that have not been disclosed to you.

13.	The financial statements include all assets and liabilities of which we are aware as of September 12, 2025. The Fund has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor have any assets been pledged as collateral, except as disclosed in the financial statements. All portfolio securities are marketable, except as disclosed in the financial statements.

14.	The Fund has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.
15.	We have identified all accounting estimates that could be material to the financial statements, and we confirm the appropriateness of the methods and the consistency in their application, the accuracy and completeness of data, and the reasonableness of significant assumptions used by the Fund in developing the accounting estimates reported in the financial statements.

16.	We also advise you that, to the best of our knowledge and belief—

a)	The Fund has complied with the provisions of the Investment Company Act of 1940 (the Act), as amended, and the rules and regulations thereunder, and with the provisions of its prospectus and the requirements of the various laws under which the Fund operates.

b)	The Fund’s shares have been issued and redeemed during the period in accordance with its registration statement and applicable regulation. The daily net asset values have been properly computed throughout the year for open-end funds in accordance with Rule 2a-4 of the Act and were correctly applied in the computation of sales and redemption transactions.

c)	The Fund did not make any commitments during the year as underwriter, nor did it engage in any transactions made on margin, in joint trading or in a joint investment account, or in selling short except as reflected in the financial statements.

d)	The Fund has complied with the requirements of Subchapter M of the Internal Revenue Code of 1986 (the “Code"), as amended, through the date of this letter, and intends to continue to so comply. The Fund intends to distribute substantially all of its net investment income and capital gains to shareholders; accordingly, no federal income tax liability has been recorded in the financial statements.

e)	The Fund has filed all required federal, state and local tax forms in which it invests or does business by the applicable deadlines in which noncompliance or failure to file would have a material effect on the Fund’s financial statements, and, for required tax filings not yet completed, we plan to file, and to make timely payment for any unpaid taxes due and payable, by the applicable deadlines.

f)	We have provided you with all information and our assessment related to uncertain tax positions that we have taken, or expect to take, of which we are aware. We have made you aware of and have disclosed any significant tax positions for which it is reasonably possible the amount of unrecognized tax benefit will either increase or decrease within the next 12 months.

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g)	The Fund, except to the extent indicated in its financial statements, does not own any securities of persons who are directly affiliated as defined in section 2(a)(3) of the Act.
h)	The Fund has complied with the provisions of its code of ethics.

17.	The Fund does not owe the PCAOB outstanding past-due accounting support fees.
18.	Initial Shares of 4,000 were issued to Founder ETFs, LLC with an initial Net Asset Value per share of $25.

19.	Organizational and offering costs were paid by the Advisor and are not subject to recoupment by the Advisor.

To the best of our knowledge and belief, no events or transactions have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the aforementioned financial statements.

/s/ Michael C. Monaghan

Michael C. Monaghan

President

/s/ Caitlin Johannes

Caitlin Johannes

Treasurer